UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2013 (August 4, 2013)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2013, the Committee on Compensation and Organization (the “Committee”) of the Board of Directors (the “Board”) of Aetna Inc. (the “Company” or “Aetna”) approved a special one-time performance-based retention award, consisting of Performance Stock Units (“PSUs”) and Performance Stock Appreciation Rights (“PSARs”) (together the “Performance-based Retention Award” or the “Award”) for Mark T. Bertolini, the Company’s Chairman, President and Chief Executive Officer.  The Performance-based Retention Award is intended to recognize Mr. Bertolini’s outstanding performance since his appointment as the Company’s CEO in November 2010 and to further incentivize him to achieve sustained superior performance.

From Mr. Bertolini’s appointment as CEO through July 31, 2013, the Company’s total shareholder return exceeds 120%, more than twice the return of the S&P 500. The Award is also designed to help ensure Mr. Bertolini’s continued employment for a minimum of three years as the Company enters a period of unprecedented industry change and aggressive Company goals.   The achievement of these goals will be critical to the Company’s long-term success.  During this period, among other initiatives, the Company must successfully execute on the integration of its Coventry Health Care, Inc. acquisition and navigate through the historic changes of health care reform.  The Board and the Committee believe Mr. Bertolini possesses the unique combination of leadership qualities and industry experience to transform Aetna and, through his thought leadership, create a more effective health care system.  Accordingly, the Award has been structured to retain Mr. Bertolini and incentivize him to lead the Company to the achievement of the carefully calibrated goals described below.

The Award was designed by the Committee, with the assistance of its external independent compensation consultant, to reinforce the Company’s pay for performance philosophy through the application of rigorous performance-based vesting terms which must be met for the Award to vest.  The Award, which was made under the Company’s 2010 Stock Incentive Plan, was reviewed with and fully supported by the nonmanagement Directors of the Board.

The PSU portion of the Award represents the opportunity to earn 50,000 of the Company’s common shares at the threshold performance level, 100,000 common shares at the target performance level, and a maximum opportunity to vest in 150,000 common shares.  The performance metric for the PSU measures Company performance relative to a stretch cumulative three year pre-tax operating income performance goal that excludes net investment income. Attaining the target performance goal would likely result in the Company significantly exceeding the low double digit long-term average operating earnings per share growth goal that the Company has publicly disclosed.  The performance period for the PSU is the three-year period January 1, 2013 through December 31, 2015.  If Company performance is below the threshold level at the end of the performance period, the PSU will be forfeited and will not vest.  The payment, if any, on the PSU will be deferred to an unfunded deferred stock unit account which will not be paid to Mr. Bertolini until 6 months following his termination of employment with the Company.

The PSAR portion of the Award represents the opportunity to vest in 400,000 PSARs at the threshold performance level, 600,000 PSARs at the target performance level, with a maximum opportunity to vest in 700,000 PSARs (in each case with an exercise price for the PSARs equal to the closing price of Aetna common shares on August 5, 2013, the grant effective date).  The performance metric for the PSARs measures the Company’s total shareholder return relative to a defined group of seven Company peers.1 Threshold level of vesting for the PSARs will occur only if the Company achieves total shareholder return above the median total shareholder return of the peer group during the three year performance period.  The target and maximum level of vesting require performance at the 87.5% and 100th percentile of the ranked peer group performance, respectively.  The performance period for the PSAR is the three-year period August 5, 2013 to August 5, 2016.  If the standard for threshold performance is not met at the end of the performance period, the PSAR will be forfeited and will not vest.  The Committee believes the PSAR relative performance vesting schedule to be robust.  The Company would have ranked number three relative to this group of peers based on the three year period ending on July 31, 2013, which would have resulted in a below target vesting level.

The chart below shows the vesting schedule for the PSAR:

Aetna TSR Ranking Relative to Defined Peer Group	Units That Will Vest Based on Aetna's Rank Relative to Defined Peers
1	700,000
2	600,000
3	500,000
4	400,000
5	0
6	0
7	0
8	0

 1 Peer Group:  AmerisourceBergen Corporation; Cardinal Health, Inc.; Cigna Corporation; Covidien Public Limited Company; Humana Inc.; UnitedHealth Group Incorporated; and Wellpoint, Inc.

Except as noted below, the Award will fully vest, if at all, only if Mr. Bertolini remains continuously employed with the Company throughout the applicable three-year performance period.   If Mr. Bertolini’s employment is terminated due to death or disability, 100% of the Award will vest at the target performance level.  If Mr. Bertolini’s employment is involuntarily terminated other than for cause or for “Good Reason” (as defined in his Amended and Restated Employment Agreement dated October 10, 2010), a pro-rata portion of the Award may vest depending on actual performance (if such termination of employment follows a change-in-control, the pro-rata vesting amount would be calculated using the greater of actual or target performance, applying the date of the change-in-control as the end of the performance period).

On August 4, 2013, the Committee also approved an amendment to Mr. Bertolini’s Amended and Restated Employment Agreement that will extend the term of that agreement from December 31, 2013 to December 31, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment No. 1, dated as of August 4, 2013, to Amended and Restated Employment Agreement dated October 19, 2010 between Aetna Inc. and Mark T. Bertolini.*

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: August 5, 2013	By:	/s/ William J. Casazza
Name: William J. Casazza
Title: Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 1, dated as of August 4, 2013, to Amended and Restated Employment Agreement dated October 19, 2010 between Aetna Inc. and Mark T. Bertolini.*

* Management contract or compensatory plan or arrangement.